MERCHANT FINANCIAL CORPORATION
1430 BROADWAY
NEW YORK, NY 10018

TEL (212) 840-7575
FAX (212) 869-1752

July 11, 2000

Harvey Westbury Corp.
12 Andrews Drive
West Paterson, NJ 07424
ATTN:  Ronald Shaver, President

Dear Mr. Shaver:

Merchant Financial Corporation ("Merchant") has approved a financing arrangement for Harvey Westbury Corp. ("Borrower"), on the following terms and conditions:

REVOLVING CREDIT LINE.

     1.  Credit Line

     During the term of this Agreement, Merchant hereby agrees, subject to the terms and conditions set for the herein and the Security Agreements referred to herein, to make loans, advances and/or extensions of credit ("Advances") to or for Borrowers' benefit up to a sum which will not in the aggregate, exceed the lesser of $400,000 (Four Hundred Thousand Dollars) or the sum of the amount available as per paragraph #3 below.

     2.  Term

     One year from closing, subject to renewal and terminates as per the terms of the Security Agreement referred to herein, ("Security Agreement").

     3.  Advance Formula

     Advances shall be made on a revolving basis with the following collateral and advance rates:

     a) Up to 75% (Seventy Five percent) of eligible commercial accounts receivable. Ineligible accounts receivable are defined in the Security Agreement including, but not limited to, those that are older than 90 (ninety) days from invoice date and/or other receivable deemed to be ineligible by Merchant in its sole discretion, including cross-aging and a concentration cap of 30% (Thirty percent) of eligible accounts receivable; plus

     b) Up to 40% (Forty percent) of eligible inventory, up to a maximum advance of $100,000 (One Hundred Thousand Dollars). Advances on inventory may not exceed 50% (Fifty percent) of total advances outstanding at any time, however, for presold inventory Merchant may, at its sole discretion, increase this percentage.

     4.  Charges

              a)  Facility Fee

              In consideration of Merchant's agreement to extend financial accommodations to Borrower hereunder, Borrower agrees to pay Merchant an annual Facility Fee of $4,000 (Four Thousand Dollars), which shall be paid to Merchant upon the signing of this agreement or as a charge to the loan account in conjunction with receipt of the first assignment schedule of sales. For each subsequent year thereafter the agreement remains in effect, the fee which shall be 1% (one percent) of the maximum credit line will be charged directly to the Borrower's loan account on or about the anniversary date of the signing of this agreement. In any event, the fee is non-refundable to the Borrow.

              b)  Interest

              As set forth in the Security Agreement.

              c)  Usual wire transfer fees, currently $30 (Thirty dollars).

              d)  Letter of Credit Fees
              As set forth in Letter of Credit Agreement

              e)  Minimum Annual Income

              The minimum annual income (defined as the annual credit line fee plus interest earned above prime rate plus Letter of Credit Fees) payable to Merchant shall be $15,000 (Fifteen Thousand Dollars).

COLLATERAL AND OTHER REQUIREMENTS.

In no event shall Merchant be obligated to provide any financing to the Borrower until the following conditions precedent have been fulfilled to Merchant's satisfaction:

     a) Merchant shall have a first priority perfected security interest in all assets of the Borrower, which assets would be subject to no other liens or security interests, excluding fixed assets subject to other liens, as per Security Agreements in form and substance satisfactory to Merchant.

     b) Personal unlimited guarantees of Eugene Chiaramonte, Jr. and Ronald Shaver, in form and substance satisfactory to Merchant, guaranteeing all the obligations of Borrower under this agreement.

     c) In addition to items specified in the Security Agreement, Merchant shall receive: (i) all personal guarantors' financial statements annually, or within 60 days of renewals, in any; (ii) copies of federal tax returns of Borrower and The Auxer Group, Inc. all within 30 days of filing; (iii) annual projections in a form satisfactory to Merchant, at least 60 days prior to renewal date; (iv) monthly accounts receivable agings, prepared on an invoice date basis; accounts payable aging by not later than the 10th day of the following month; and detailed inventory listings as requested by Merchant.

     d)  Corporate Guarantee of The Auxer Group, Inc. ("Auxer")

Borrower covenants that the Tangible Net Worth (including subordinated loans and net of intangibles and loans to related parties) of Borrower shall be at least $500,000 (Five Hundred Thousand Dollars) at all times.

Auxer covenants that it is Tangible Net Worth (as defined above) shall be at least $400,000 (Four Hundred Thousand Dollars) and that it shall be in compliance with all Securities and Exchange Commission regulations, at all times.

Borrower further covenants not to make any payments to or enter into transactions with Auxer, related parties and affiliates outside the ordinary course of business without prior written consent of Merchant.

By signing below, Guarantors and Auxer consent to the terms and conditions hereof.

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.

Very truly yours,
MERCHANT FINANCIAL CORPORATION

/s/ Neville Grusd
--------------------------
Executive Vice President

Read, Agreed & Acknowledged:

HARVEY WESTBURY CORP.               THE AUXER GROUP, INC.

By: /s/ Ronald Shaver               By: /s/ Eugene Chiaramonte, Jr.
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        RONALD SHAVER, President            EUGENE CHIARAMONTE, JR, President

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RONALD SHAVER, Personally

/s/ Ronald Shaver
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EUGENE CHIARAMONTE, JR., Personally

/s/ Eugene Chiaramonte, Jr.
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